                                 Exhibit 11.0
                             Roslyn Bancorp, Inc.
                Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)

                                                                      For the                        For the
                                                                 Three Months Ended             Three Months Ended
                                                                 September 30, 2000             September 30, 1999
                                                            --------------------------     --------------------------
Net income                                                    $                 17,275       $                 27,591
                                                            --------------------------     --------------------------

Weighted average common shares outstanding                                  61,216,380                     73,293,701
                                                            --------------------------     --------------------------

Basic earnings per common share                               $                   0.28       $                   0.38
                                                            ==========================     ==========================

Weighted average common shares outstanding                                  61,216,380                     73,293,701

Potential common stock due to dilutive effect of
 stock options                                                                 770,932                      1,123,256
                                                            --------------------------     --------------------------

Total shares for diluted earnings per share                                 61,987,312                     74,416,957
                                                            ==========================     ==========================

Diluted earnings per common share                             $                   0.28       $                   0.37
                                                            ==========================     ==========================

                                                                      For the                         For the
                                                                 Nine Months Ended               Nine Months Ended
                                                                 September 30, 2000             September 30, 1999
                                                            --------------------------     --------------------------
Net income/(loss)                                             $                 65,801       $                 (6,833)
                                                            --------------------------     --------------------------

Weighted average common shares outstanding                                  63,877,840                     72,887,331
                                                            --------------------------     --------------------------

Basic earnings/(loss) per common share                        $                   1.03       $                  (0.09)
                                                            ==========================     ==========================

Weighted average common shares outstanding                                  63,877,840                     72,887,331

Potential common stock due to dilutive effect of
 stock options                                                                 720,470                      1,136,857
                                                             --------------------------     --------------------------

Total shares for diluted earnings/(loss) per share                          64,598,310                     74,024,188
                                                            ==========================     ==========================

Diluted earnings/(loss) per common share                      $                   1.02       $                  (0.09)
                                                            ==========================     ==========================